                                                                 Exhibit 10.13



[logo]
OpTel
The choice is clear.



                                                        Dallas, January 3, 1997



PRIVATE AND CONFIDENTIAL



Mr. Rory O. Cole
4339 Beverly Drive
Dallas, TX 75205

Dear Rory.

This letter is to memorialize the existing terms of your employment with OpTel, Inc. ("OpTel" or the "Company"),

1.     TITLE AND DUTIES

You will serve as the Chief Operating Officer of OpTel, Inc. and will have all duties corresponding to this function. You will report directly to the Chief Executive Officer of OpTel, Inc. Your employment will be at the pleasure of the Chief Executive Officer and the Board, subject only to OpTel's obligation to pay you severence as set forth in paragraph 8 below:

2.     BASE SALARY

Your base salary is $185,000, subject to an annual review on September 1 at the pleasure of the Board.

3.     BONUS

You shall be entitled to participate in the annual and medium term bonus plans currently approved by the Board of Directors of OpTel and in effect for the Company, as they may be amended or augmented from time to time.

4.     VACATION

You will be entitled to four fully paid weeks of vacation per year, on a non accrued basis.


   1111 W. Mockingbird Lane  Dallas, TX 75247 USA  Tel: (214) 634-3800
                              Fax: (214) 634-3383

                              A Videotron Company

[logo]
OpTel
The choice is clear.


5.     STOCK OPTION

You shall have the rights set forth in that certain stock option agreement dated November 12, 1996, a copy of which is attached to this letter ("stock agreement"), and under that certain Restated Incentive Stock Option Plan of OpTel dated as of November 12, 1996, as such plan may be amended from time to time.

6.     COMPANY CAR

The company will provide you with a Company car having a value not to exceed $30,000. The Company will pay for all gas, insurance and maintenance.

7.     OTHER BENEFITS

You shall be entitled to participate in all employee group benefit plans, such as medical, retirement, insurance and disability plans offered to the senior executives of OpTel.

8.     SEVERANCE

In the event that OpTel terminates your employment for any reason, OpTel shall pay you a lump sum severance payment equal to one year of your then effective base salary. This payment shall represent the sole payment to be made to you on account of the termination of your employment with OpTel and the Company shall have no further liability to you.

9.     MERGER

This letter of terms supercedes in all respect any prior agreements, understandings or arrangements with respect to your employment with OpTel or any of its affiliates and represents the sole and entire agreement with respect to the subject matter hereof. Notwithstanding the foregoing, that certain confidentiality agreement executed by you and dated of August 17, 1995 is and shall remain in full force and effect. Nothing stated herein is intended to affect or modify the Stock Agreement.

Please sign below to confirm your acceptance and agreement to this letter and its terms and conditions.

Very Truly Yours,


/s/ Louis Brunel
-------------------------
Louis Brunel
President and
Chief Executive Officer

Accepted and agreed, as of January 3, 1997 by:


/s/ Rory O. Cole
------------------------
Rory O. Cole

LB/an

Enclosure

                                                               ISO for Employee

                                OPTION AGREEMENT
                                ----------------


        OPTION AGREEMENT, dated as of November 12, 1996, by and between OpTel, Inc. (the "Corporation") and Rory O. Cole (the "Optionee"), residing at 4339 Beverly Drive, Dallas, Texas 75205.

        WHEREAS, the Corporation has adopted the OpTel, Inc. Restated Incentive Stock Plan (the "Plan"); and

        WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") has determined that it is desirable and in the best interest of the Corporation to grant to the Optionee a stock option as an incentive for the Optionee to advance the interests of the Corporation.

        NOW, THEREFORE, the parties agree as follows:

1.      Grant of Option.

        (a) Pursuant to the Plan, a copy of which is attached hereto, and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of 511.86 shares (the "Option Shares") of the Corporation's Class A Common Stock, $.01 par value per share (the "Common Stock").

        (b) The Option is intended (to the extent permitted by applicable law) to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permitted by such Section 422.

        (c) The grant of the Option shall be subject to the Plan's approval by the shareholders of the Corporation within twelve months of the effective date of the Plan. In the event such approval is withheld, the Option shall become null and void.

2.      Purchase Price.

        The purchase price (the "Purchase Price") of the Option Shares shall be $1,367.56 per share.

3.      Time of Exercise; Term.

        (a) The Option shall become exercisable, on a cumulative basis, as to one-quarter of the Option Shares on the second anniversary of the Relevant Date, and as to an additional one-quarter of the Option Shares on each of the third, fourth and fifth anniversary of the Relevant Date.

        (b) Subject to the earlier expiration as expressly provided in Paragraph 6 hereof, the Option shall expire and cease to have any force or effect on the tenth anniversary hereof.

        (c) For purposes of this Paragraph 3, Relevant Date means March 31,
1995.

4.      Adjustment Upon Changes in Capitalization.

        (a) The aggregate number of Option Shares and the Purchase Price shall be appropriately adjusted by the Committee for any increase or decrease in the number of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure.

        (b) Any adjustment under this Paragraph 4 in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

5.      Method of Exercising Option and Withholding.

        (a) The Option shall be exercised by the delivery by the Optionee to the Corporation at its principal office (or at such other address as may be established by the Committee) of written notice of the number of Option Shares with respect to which the Option is exercised, accompanied by payment in full of the aggregate Purchase Price for such Option Shares. Payment for such Option Shares shall be made (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a fair market value equal to the total payment due; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; or (iv) by a combination of the methods described in (i) through (iii) above.

        (b) The Corporation's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of the Committee to disapprove any such election and require the withholding tax in cash, the Optionee shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of the Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made.

6.      Disability, Death or Termination of Employment; Change in Control.

        (a) If the employment of the Optionee with the Corporation or a Subsidiary (as defined in the Plan) shall be terminated for "Cause" (as hereinafter defined), and immediately after such termination the Optionee shall not then be employed by the Corporation or a Subsidiary, the Option to the extent not theretofore exercised shall expire forthwith. For purposes of this Option Agreement, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between the Optionee and his employer, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the person to whom he reports, (ii) continued neglect by the Optionee of his duties and obligations as an employee of his employer, or a failure to perform such duties and obligations to the reasonable satisfaction of the person to whom he reports,
(iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Corporation or a Subsidiary including without limitation conviction of a felony, embezzlement or misappropriation of funds and conviction of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

        (b) If the Optionee's employment with the Corporation or a Subsidiary shall terminate other than by reason of death or for Cause, and immediately after such termination the Optionee shall not then be employed by the Corporation or a Subsidiary, the Option may be exercised at any time within three months after such termination, subject to the provisions of subparagraph
(d) of this Paragraph 6. The Option, to the extent unexercised, shall expire on the day three months after the termination of the Optionee's employment with his employer.

        (c) If the Optionee dies (i) while employed by the Corporation or a Subsidiary or (ii) within three months after the termination of his employment other than for Cause, the Option may be exercised at any time within six months after the Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6. The Option, to the extent unexercised, shall expire on the date six months after the Optionee's death.

        (d) The Option may not be exercised pursuant to this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised on and after the tenth anniversary of the date hereof.

        (e) In the event of a Change in Control (as hereinafter defined) while the Optionee is employed with the Corporation or a Subsidiary, the Option to the extent not then exercisable shall thereupon become exercisable. For purposes of this subparagraph (e), "Change in Control" means.

            (i) Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than Le Groupe Videotron Ltee or any subsidiary ("GVL") shall have acquired (by any means) the right (x) through the Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any voting securities of the Corporation or (y) by contract, agreement or similar understanding or (z) any combination of (x) and (y), to elect a majority of the Board; provided that a Change of Control under this subparagraph
      (e)(i) shall not be deemed to have occurred unless, and until the first date that, GVL shall not actually exercise control and a legal right to manage the day-to-day operations of the Corporation ("Actual Control"); or

            (ii) The approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the then outstanding common stock ("Outstanding Corporation Common Stock") and of the then outstanding common stock entitled to vote generally in the election of Directors ("Outstanding Corporation Voting Securities") immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) is substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (2) individuals who were immediately prior to the effective date of the Corporate Transaction members of the Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; provided that a Change in Control under this subparagraph (e)(ii) shall not be deemed to occur unless, and until the first date that, GVL shall not exercise Actual Control; or

            (iii) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

7.  Transfer and Investment Representation.

    (a) The Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the Optionee's lifetime only by the Optionee Any attempt to transfer the Option in contravention of this subparagraph (a) is void ab initio. The Option shall not be subject to execution, attachment or other process.

    (b) The Optionee represents that, unless at the time of exercise of the Option the Option Shares are registered under the Securities Act of 1933, any and all Option Shares purchased hereunder shall be acquired for investment only and without a view to the resale or distribution thereof. If the Option Shares are not so registered, certificates for the Option Shares shall bear a legend reciting the fact that such Option Shares may only be transferred pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel to the Corporation (or an opinion of counsel to the Optionee reasonably satisfactory to the Corporation) that such registration is not required. The Corporation may also issue "stop transfer" instructions with respect to such Option Shares while they are subject to such restrictions.

8. Put and Call.

    If after the termination of the Optionee's employment with the Corporation or a Subsidiary for any reason, such Optionee shall not then be employed by, or otherwise engaged with, the Corporation or a Subsidiary, (i) the Corporation shall have the right to purchase all (but not less than all) of the Common Stock acquired by the Optionee upon the exercise of the Option (the "Call") and (ii) the Optionee shall have the right to require the Corporation to purchase all (but not less than all) of the Common Stock acquired by the Optionee upon the exercise of the Option (the "Put"). The purchase price per share of Common Stock upon the exercise of the Put or Call shall be equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the day on which the Optionee's employment is terminated. The Put and Call may be exercised at any time during the period of 90 days after the date of such termination. The Put and Call may be exercised only by giving written notice of such exercise within such 90 day period to the Corporation, in the case of the exercise of the Put, or to the Optionee (or his personal representative, as the case may be), in the case of the exercise of the Call. The closing of the purchase pursuant to the exercise of the Put or Call shall take place within 60 days after the notice was given. If neither the Put nor the Call are exercised, the Common Stock shall remain subject to the provisions of Paragraph 9. The Put and Call shall expire and not be exercisable on or following the first date on which the Corporation has an effective registration statement under the Securities Act of 1933, as amended, covering the sale by the Corporation of its Common Stock (the "IPO Date").

9.  Right of First Refusal.

    Prior to the IPO Date, the holder of Common Stock received (directly or indirectly) upon the exercise the Option shall not transfer or sell any of such Common Stock except pursuant to a bona fide written offer to purchase such shares for an all cash purchase price payable in full at closing and only after such, shares shall have first been offered to the Corporation pursuant to this Paragraph 9. The transfer of any Common Stock in contravention of the provisions of this Paragraph 9 shall be null and void, and the transferee of such Common Stock shall not be entitled to any voting, dividend or other rights with respect to such Common Stock. If prior to the IPO Date, a holder of Common Stock desires to sell any or all of his Common Stock which, other than as a result of the provisions of this Paragraph 9, would be transferable, pursuant to a bona fide written offer from a third party to purchase such Common Stock for a cash purchase price payable in full at closing, then the selling holder shall give notice to the Corporation stating the terms of the third party offer. For a period of 60 days after such notice has been given to the Corporation, the Corporation shall have the option to purchase all (but not less than all) of the Common Stock subject to the third party offer at the price per share set forth in the third party offer. The Corporation's option may be exercised only by notice of such exercise to the selling holder within such 60-day period, The closing of the purchase pursuant to the exercise of the Corporation's option shall take place within 60 days after the notice was given. If the Corporation does not provide an exercise notice within the 60-day period, the holder of the Common Stock may sell the shares within 60 days thereafter to the third party on the terms previously disclosed to the Corporation. If the Common Stock is not sold during such 60-day period to the third party, the Common Stock shall remain subject to the provisions of this Paragraph 9.

10. No Rights in Option Shares.

    The Optionee shall have none of the rights of a shareholder with respect to the Option Shares unless and until issued to him upon exercise of the Option.

11. No Right to Employment.

    Nothing contained herein shall be deemed to center upon the Optionee any right to remain as an employee of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss Optionee free ftom any liability or any claim under the Plan, except as provided herein or in the Plan.

12. Governing Law/Jurisdiction.

    This Option Agreement was executed in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

13. Resolution of Disputes.

    Any disputes arising under or in connection with this Option Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in Texas in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear its or his own expenses incurred in connection with any arbitration; provided, however, the cost of the arbitration, including without limitation, reasonable attorneys' fees of the Optionee, shall be borne by the Corporation in the event the Optionee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

14. Miscellaneous.

    This Option Agreement cannot be changed or terminated orally. This Option Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof.

    IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.


                                           /s/ Rory O. Cole
                                           ------------------------------------
                                           Rory O. Cole, Optionee



                                           OpTel, Inc.
                                           a Delaware corporation



                                           By: /s/ Louis Brunel
                                              ---------------------------------

                                              Name: Louis Brunel
                                                   ----------------------------

                                              Title: President & CEO
                                                    ---------------------------